                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

[X]   Filed by the Registrant

[ ]   Filed by a Party other than the Registrant

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12


                              SCIENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                                 [scient logo]

                               SCIENT CORPORATION
                          ONE FRONT STREET, 28TH FLOOR
                            SAN FRANCISCO, CA 94111

                                 July 28, 2000

TO THE STOCKHOLDERS OF SCIENT CORPORATION

Dear Stockholder:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Scient Corporation, a Delaware corporation ("Scient"), will be held at the Palace Hotel, 639 Market St., San Francisco, California on Friday, August 18, 2000, at 10 A.M., Pacific Time.

     Details of the business to be conducted at the Annual Meeting are in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Scient. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ ROBERT M. HOWE
                                          Robert M. Howe
                                          Chairman and Chief Executive Officer

                                 [scient logo]

                               SCIENT CORPORATION
                          ONE FRONT STREET, 28TH FLOOR
                            SAN FRANCISCO, CA 94111
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 18, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of Scient Corporation, a Delaware corporation ("Scient"), will be held at the Palace Hotel, 639 Market St., San Francisco, California on Friday, August 18, 2000, at 10 A.M, Pacific Time, for the following purposes:

     1. To elect three (3) directors to the Board of Directors to serve until the 2003 Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as Scient's independent public accountants for the fiscal year ending March 31, 2001; and

     3. To act upon any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on July 3, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Scient's headquarters located at One Front Street, 28th Floor, San Francisco, CA 94111, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ BETH A. FRENSILLI
                                          Beth A. Frensilli
                                          Secretary

San Francisco, California
July 28, 2000

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               SCIENT CORPORATION
                          ONE FRONT STREET, 28TH FLOOR
                            SAN FRANCISCO, CA 94111
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 18, 2000

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Scient Corporation, a Delaware corporation ("Scient"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Palace Hotel, 639 Market St., San Francisco, California on Friday, August 18, 2000, at 10 A.M., Pacific Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about July 28, 2000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. These proposals are described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Scient's Common Stock is the only type of security entitled to vote at the Annual Meeting. On July 3, 2000, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 73,245,379 shares of Common Stock outstanding. Each stockholder of record on July 3, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on July 3, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     Scient's bylaws provide that the holders of a majority of Scient's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The three (3) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Scient's independent public accountants for the fiscal year ending March 31, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend Scient's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by Scient's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals Nos. 1 and 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of Scient at Scient's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     Scient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Scient may reimburse brokerage houses, fiduciaries, and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of Scient. No additional compensation will be paid to these individuals for any such services.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Scient's Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each of three classes of directors ending in successive years. Scient currently has authorized nine directors. Seven directors have been appointed and there are two vacancies. One class consists of three directors with the other two classes consisting of two directors each. At the Annual Meeting, three directors are to be elected to serve until Scient's 2003 Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of March 31, 2000, their positions and offices held with Scient and certain biographical information, are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The three (3) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Scient.

                                           YEAR TERM
             NOMINEES                AGE    EXPIRES        POSITIONS AND OFFICES HELD WITH SCIENT
             --------                ---   ---------   -----------------------------------------------
Frederick W. Gluck(1)..............  64      2000      Director
Kenichi Ohmae......................  57      2000      Director
Steven A. Mucchetti................  58       N/A      Director, President and Chief Operating Officer

---------------
(1) Member of Compensation Committee

     Frederick W. Gluck has served has as a member of our board of directors since March 1998. Since July 1998, Mr. Gluck has served as Of Counsel at McKinsey & Company, a management consulting firm. From February 1995 to June 1998, he served as Vice Chairman and Director at Bechtel Corporation, an industrial corporation. From June 1967 to February 1995, Mr. Gluck was a consultant at McKinsey & Company, holding a variety of positions, including Managing Director of the firm. Mr. Gluck serves as a director to Amgen, ACT Networks, Columbia/HCA Healthcare Corporation, Thinking Tools and several private companies. Mr. Gluck received a Bachelor of Science in Electrical Engineering from Manhattan College and a Master of Science in Electrical Engineering from New York University.

     Kenichi Ohmae has served as a member of our board of directors since October 1999. Since July 1997, Dr. Ohmae has served as Managing Director of Ohmae & Associates, a management consulting firm. Since October 1998, Dr. Ohmae has also served as Chief Executive Officer of Business Breakthroughs, Inc., a satellite television channel. From November 1992 to June 1997, Dr. Ohmae was a managing Director of Heisei Research Institute. From June 1981 to July 1994, Dr. Ohmae served as Director of McKinsey & Company, a management consulting firm. Dr. Ohmae serves as a director to Softbank. Dr. Ohmae received a Bachelor of Science in Applied Chemistry from Waseda University, a Master of Science in Nuclear Engineering from Tokyo Institute of Technology and a Ph.D. in Nuclear Engineering from Massachusetts Institute of Technology.

     Stephen A. Mucchetti was appointed to the Board in April 2000. Mr. Mucchetti has served as our President since April 2000 and as our Chief Operating Officer since March 1999. Mr. Mucchetti joined Scient as Chief Operating Officer in October 1998. Prior to joining us, Mr. Mucchetti was the General Manager of IBM's Telecommunications and Media Group from October 1992 to October 1998. Prior to joining IBM, Mr. Mucchetti was a Partner in the consulting division of Coopers & Lybrand from January 1984 to November 1989 and was Managing Partner for Coopers & Lybrand's northeast United States region from November 1989 to October 1992. Prior to joining Coopers & Lybrand, he was a consultant at Booz Allen & Hamilton from December 1975 to January 1984. Mr. Mucchetti received a Bachelor of Science in Electrical Engineering from Villanova University.

     Set forth below is information regarding the continuing directors of Scient, including their ages as of March 31, 2000, the period during which they have served as a director, and information furnished by them as to principal occupations and directorships held in corporations whose shares are publicly registered.

CONTINUING DIRECTORS -- TERM ENDING IN 2001

     David M. Beirne (36) has served as a member of our board of directors since December 1997. Mr. Beirne has been at Benchmark Capital Management, a venture capital firm, since June 1997. Prior to joining Benchmark, Mr. Beirne founded Ramsey/Beirne Associates, an executive search firm, and served as its Chief Executive Officer from October 1987 to June 1997. Mr. Beirne serves as a director to PlanetRx.com, as well as several private companies. Mr. Beirne received a Bachelor of Science in Management from Bryant College.

     Douglas Leone (43) has served as a member of our board of directors since December 1997. Mr. Leone has been at Sequoia Capital, a venture capital firm, since August 1988, most recently as a General Partner. He is a member of the board of directors of Hybrid Networks as well as several private companies. Mr. Leone received a Bachelor of Mechanical Engineering from Cornell University, a Master of Industrial Engineering from Columbia University and a Master of Management from Massachusetts Institute of Technology, Sloan School of Management.

CONTINUING DIRECTORS -- TERM ENDING IN 2002

     Eric Greenberg (36) founded Scient and has served as our Chairman Emeritus since April 2000. Since, April 2000, Mr. Greenberg has been co-CEO of Twelve Entrepreneuring. Mr. Greenberg served as our President and Chief Executive Officer from December 1997 to February 1998 and as our Chairman from November 1997 to April 2000. Prior to founding Scient, from February 1996 to November 1996, Mr. Greenberg was Founder, Chairman and Chief Executive Officer of Viant, a systems integrator. Prior to founding Viant, he held various positions at Gartner Group, a market research company, from April 1992 to December 1995, most recently as the Vice President of Sales and Marketing for the @vantage Online Service. Mr. Greenberg previously served as a management consultant with Price Waterhouse and Andersen Consulting. Mr. Greenberg received a Bachelor of Business Administration in Finance from the University of Texas at Austin.

     Robert M. Howe (55) has served as our Chairman since April 2000 and as our Chief Executive Officer since February 1998. Prior to joining Scient, Mr. Howe was General Manager of the IBM Worldwide Banking, Finance and Securities Industry Group from January 1996 to March 1998. From November 1994 to January 1996, Mr. Howe managed IBM' s North American Banking, Finance and Securities Industry Group.

From March 1991 to November 1994, Mr. Howe founded and ran the IBM Consulting Group. From January 1976 to February 1991, Mr. Howe was a consultant at Booz Allen & Hamilton, a management consulting firm. Mr. Howe is a member of the boards of directors of the Development Bank of Singapore and S.C. Johnson Commercial Markets. Mr. Howe received a Bachelor in Business Administration from Southern Methodist University and a Master in Business Administration from the Harvard University Graduate School of Business.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended March 31, 2000, the Board of Directors held eight (8) meetings and acted by written consent in lieu of a meeting on five (5) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Stock Plans Committee.

     During the fiscal year ended March 31, 2000, the Audit Committee of the Board of Directors held three (3) meetings and did not act by written consent in lieu of a meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of Scient's independent accountants, the scope of the annual audits, fees to be paid to Scient's accountants, the performance of Scient's accountants and the accounting practices of Scient. The members of the Audit Committee are Messrs. Beirne and Leone.

     During the fiscal year ended March 31, 2000, the Compensation Committee of the Board of Directors held three (3) meetings and acted by written consent in lieu of a meeting on five (5) occasions. The Compensation Committee administers our stock plans, other than the 1999 Employee Stock Purchase Plan, and makes decisions concerning salaries and incentive compensation for our employees. The members of the Compensation Committee are Messrs. Leone and Gluck.

     During the fiscal year ended March 31, 2000, the Stock Plans Committee of the Board of Directors held no meetings and acted by written consent in lieu of a meeting on seventeen (17) occasions. The Stock Plans Committee administers the 1999 Employee Stock Purchase Plan. In addition, it may make awards under our 1999 Equity Incentive Plan, except that it may not make awards to members of the board of directors or to our executive officers nor awards in excess of 200,000 shares per person per year. The sole member of the Stock Plans Committee is Mr. Howe.

DIRECTOR COMPENSATION

     Currently we do not provide our directors with cash compensation for their services as members of the Board of Directors, although members are reimbursed for some expenses in connection with attendance at board and committee meetings. Scient also does not pay compensation for committee participation or special assignments of the Board of Directors. At the end of each calendar quarter, our non-employee directors automatically receive options to purchase 5,000 shares of our common stock under our 1999 Equity Incentive Plan. These options are exercisable immediately after the grant, and the option shares are fully vested from the outset.

     The exercise price of each non-employee director's option is equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price by using cash, shares of common stock that the director already owns or an immediate sale of the option shares through a broker designated by us. The non-employee directors' options have a 10-year term, except that they expire one year after a director leaves the board, if earlier.

     In March 1998, when we appointed Mr. Gluck to our board of directors, we granted him an option to purchase 480,000 shares of our common stock at an exercise price of $.03 per share, subject to our repurchase right. In October 1999, when we appointed Kenichi Ohmae to our board of directors, we granted him two options to purchase shares of our common stock. The first option is for 100,000 shares and has an exercise price of $42.25 per share. Twenty-five percent of the option becomes exercisable after one year, with the balance becoming exercisable ratably on a monthly basis for the next thirty-six months. The second option is for 20,000 shares, has an exercise price of approximately $14.08 per share and becomes exercisable in two equal installments, one after two years of service and the other after four years of service.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
               PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

     The following table sets forth, as of June 30, 2000, information with respect to shares beneficially owned by (1) each person who we know to be the beneficial owner of more than five percent of our outstanding shares of common stock; (2) each of the Named Executive Officers (as defined below); (3) each of our directors and (4) all current directors and executive officers as a group. We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares beneficially owned by him is deemed to include the number of shares beneficially owned by that person (and only that person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 73,245,379 shares of common stock outstanding as of June 30, 2000. Unless otherwise indicated, the address for each listed stockholder is: c/o Scient Corporation, One Front Street, 28th Floor, San Francisco, California 94111. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
                      BENEFICIAL OWNER                          NUMBER         PERCENT
                      ----------------                        -----------      --------
Eric Greenberg..............................................  10,050,744         13.7%
Douglas Leone(1)............................................   9,329,443         12.7
Entities Associated with Sequoia Capital(2).................   9,225,127         12.6
David M. Beirne(3)..........................................   7,242,059          9.9
Entities Associated with Benchmark Capital(4)...............   7,015,644          9.6
Robert M. Howe(5)...........................................   6,475,626          8.8
Stephen A. Mucchetti(6).....................................   1,135,000          1.5
William H. Kurtz(7).........................................     979,264          1.3
Frederick W. Gluck(8).......................................     385,580            *
Kenichi Ohmae(9)............................................      15,000            *
All directors and executive officers as a group
 (8 persons)(10)............................................  35,612,716         48.2

---------------
  * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

 (1) Includes 7,249,970 shares held by Sequoia Capital VII, 126,776 held by Sequoia Technology Partners VII, 147,060 shares held by SQP 1997, 82,721 shares held by Sequoia 1997, 316,940 shares held by Sequoia International Partners, 1,171,494 shares held by Sequoia Capital Franchise Fund and 130,166 shares held by Sequoia Capital Franchise Partners. Mr. Leone, a director of Scient, is a managing member of SC VII-A Management, L.L.C., which is the general partner of Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners, Sequoia

     Capital Franchise Fund and Sequoia Capital Franchise Partners. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners, except to the extent of his pecuniary interest therein. Includes options immediately exercisable for 20,000 shares. The address for Mr. Leone is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, CA 94025.

 (2) Includes 7,249,970 shares held by Sequoia Capital VII, 126,776 held by Sequoia Technology Partners VII, 147,060 shares held by SQP 1997, 82,721 shares held by Sequoia 1997, 316,940 shares held by Sequoia International Partners, 1,171,494 shares held by Sequoia Capital Franchise Fund and 130,166 shares held by Sequoia Capital Franchise Partners. Mr. Leone, a director of Scient, is a managing member of SC VII-A Management, L.L.C., which is the general partner of Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners, except to the extent of his pecuniary interest therein. The address for Sequoia Capital is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, CA 94025.

 (3) Benchmark Capital Partners II, holds 7,015,644 shares as nominee for Benchmark Capital Partners II, Benchmark Founders' Fund II, Benchmark Founders' Fund II-A, and Benchmark Members' Fund. Mr. Beirne, a director of Scient, is a Managing Member of the general partner of Benchmark Capital Partners II. Mr. Beirne disclaims beneficial ownership of the shares held by Benchmark Capital Partners II, except to the extent of his pecuniary interest therein. Includes options immediately exercisable for 20,000 shares. The address for Mr. Beirne is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

 (4) Benchmark Capital Partners II, holds 7,015,644 shares as nominee for Benchmark Capital Partners II, Benchmark Founders' Fund II, Benchmark Founders' Fund II-A, and Benchmark Members' Fund. Mr. Beirne, a director of Scient, is a Managing Member of the general partner of Benchmark Capital Partners II. Mr. Beirne disclaims beneficial ownership of the shares held by Benchmark Capital Partners II, except to the extent of his pecuniary interest therein. The address for Benchmark Capital is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

 (5) Includes 2,400,000 shares held by Robert M. Howe and Althea M. Howe as Joint Tenants with Right of Survivorship and 40,000 shares held by the Howe Family Trust. Includes 300,000 shares which are subject to a stock repurchase agreement that allows Scient to repurchase up to all of such shares in the event that Stephen A. Mucchetti, Scient's President and Chief Operating Officer, vests in a December 22, 1998 300,000 share option grant by Scient. Mr. Mucchetti will vest in such options if he remains employed by Scient through December 22, 2002.

 (6) Includes 885,000 shares held by Stephen A. Mucchetti and Rebecca S. Muccheti as Joint Tenants with Right of Survivorship, and options immediately exercisable for 250,000 shares.

 (7) Includes 300,000 shares held by William H. Kurtz and Kathy H. Kurtz as Joint Tenants with Right of Survivorship, 15,000 shares held by William H. Kurtz and Kathy H. Kurtz as Trustees for the Kurtz Family 1999 Trust, and options immediately exercisable for 250,000 shares.

 (8) Includes 263,590 shares held by the Gluck 1997 Family Trust and options immediately exercisable for 20,000 shares.

 (9) Includes options immediately exercisable for 15,000 shares.

(10) Includes options immediately exercisable for 575,000 shares.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     We entered into an employment agreement, dated December 10, 1997, with Eric Greenberg, our Chairman Emeritus, which provided for an annual base salary of at least $200,000, an annual bonus at the discretion of our Board of Directors and participation in our employee benefit plans. On June 12, 1998, our Board of Directors increased Mr. Greenberg's annual salary to $250,000. The employment agreement provided that we would pay Mr. Greenberg a lump sum equal to 100% of the greater of (1) his then current annual base compensation or (2) his actual base compensation plus bonus for the most recently completed fiscal year if we terminated Mr. Greenberg without his consent for any reason other than for cause or permanent disability. Pursuant to an agreement dated April 1, 2000, Mr. Greenberg terminated his employment with us effective March 31, 2000, but continues to render service to Scient as a director and advisor, in exchange for which he is compensated at the rate of $1.00 per year. We have the right to repurchase certain of Mr. Greenberg's shares in the event of termination, under certain conditions, of his services to Scient, which right lapses pursuant to a four-year vesting schedule. Our repurchase right will lapse in its entirety upon a change of control of Scient, or upon Mr. Greenberg's involuntary termination other than for cause. On April 1, 2000 Mr. Greenberg resigned as Chairman and assumed the position of Chairman Emeritus.

     We have entered into an employment agreement, dated February 9, 1998, with Robert M. Howe, our Chairman and Chief Executive Officer, which provides for an annual base salary of at least $250,000, an annual bonus at the discretion of the board of directors and participation in our employee benefit plans. The employment agreement also provides that we will pay Mr. Howe a lump sum equal to 100% of the greater of (1) his then current annual base compensation or (2) his actual base compensation plus bonus for the most recently completed fiscal year if we terminate Mr. Howe without his consent for any reason other than for cause or permanent disability. In addition, we granted Mr. Howe an immediately exercisable option to purchase 4,800,000 shares of our common stock upon commencement of his employment, subject to our right of repurchase which lapses pursuant to a four-year vesting schedule. Our repurchase right will lapse with respect to 25% of such shares if we terminate Mr. Howe without cause, and with respect to 100% of such shares upon a change of control of Scient.

     We have entered into an employment agreement, dated June 12, 1998, with William H. Kurtz, our Chief Financial Officer and Executive Vice President, which provides for an annual base salary of at least $250,000, an annual bonus at the discretion of the board of directors and participation in our employee benefit plans. The employment agreement also provides that we will pay Mr. Kurtz a lump sum equal to six months' salary if we terminate Mr. Kurtz. In addition, we granted Mr. Kurtz an option to purchase 1,000,000 shares of our common stock upon commencement of his employment, subject to our right of repurchase which lapses pursuant to a four-year vesting schedule. The four-year vesting schedule will be adjusted to provide accelerated vesting on 12 months' worth of shares if, upon a change of control of Scient, Mr. Kurtz is terminated or not offered the position of Chief Financial Officer with the surviving entity.

     We have entered into an employment agreement, dated September 14, 1998, with Stephen A. Mucchetti, our President and Chief Operating Officer, which provides for an annual base salary of at least $250,000, an annual bonus of $50,000 for his first two years at Scient and participation in our employee benefit plans. In addition, we granted Mr. Mucchetti an option to purchase 1,000,000 shares of our common stock upon commencement of his employment, of which 20% was immediately vested and the remainder is subject to our right of repurchase, which lapses pursuant to a four-year vesting schedule. The employment agreement provides that if we terminate Mr. Mucchetti, we will pay him a lump sum equal to one year's salary, and he will vest in 12 months of stock options. The four-year vesting schedule will be adjusted to provide accelerated vesting on 12 months' worth of shares if, upon a change of control of Scient, Mr. Mucchetti is terminated or not offered the position of Chief Operating Officer with the surviving entity.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to compensation for the fiscal year ended March 31, 2000 earned by our Chief Executive Officer and the three other executive officers, collectively referred to as the Named Executive Officers:

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                                          ------------
                                                                           NUMBER OF
                                                    ANNUAL COMPENSATION    SECURITIES
                                           FISCAL   -------------------    UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS      OPTIONS(1)    COMPENSATION(2)
       ---------------------------         ------   --------   --------   ------------   ---------------
Robert M. Howe...........................   2000    $250,000   $250,000           --         $    --
  Chairman and Chief Executive Officer      1999     250,000         --           --          52,472
Eric Greenberg(3)........................   2000     250,000    250,000           --              --
  Chairman Emeritus and Founder             1999     239,583     33,333           --              --
Stephen A. Mucchetti(4)..................   2000     266,667    266,667           --              --
  President and Chief Operating Officer     1999     118,429     50,000    1,500,000          58,879
William H. Kurtz(5)......................   2000     266,667    266,667           --              --
  Chief Financial Officer and Executive     1999     159,135     50,000    1,100,000          78,967
  Vice President

---------------
(1) Numbers were adjusted to reflect the two-for-one stock split effective December 1999.

(2) Fiscal Year 1999 amount shown for Mr. Howe includes $45,808 in relocation expenses and $6,666 for reimbursement of taxes paid by him. Fiscal year 1999 amount shown for Mr. Mucchetti includes $42,035 in commuting expenses and $16,844 for reimbursement of taxes paid by him. Fiscal year 1999 amount shown for Mr. Kurtz includes $77,214 in relocation expenses and $1,743 for reimbursement of taxes paid by him.

(3) Mr. Greenberg resigned as an employee on March 31, 2000. He continues to serve on the Board of Directors as Chairman Emeritus and Founder.

(4) Mr. Mucchetti commenced employment with Scient in October 1998.

(5) Mr. Kurtz commenced employment with Scient in August 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     We did not grant any stock options during the fiscal year ended March 31, 2000 to any of the Named Executive Officers.

OPTION VALUES AT MARCH 31, 2000

     The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options that were held by the Named Executive Officers at March 31, 2000. All numbers in the table have been adjusted to reflect the two-for-one stock split that took effect in December 1999. The numbers in the column entitled "Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares. The numbers in the column entitled "Value of Unexercised In-the-Money Options at March 31, 2000" are based on the fair market value of our common stock at March 31, 2000 of $90.6875.

                                                       NUMBER OF
                                                 SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                                                   AT MARCH 31, 2000               MARCH 31, 2000
                                              ---------------------------    ---------------------------
                                              EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                              -----------   -------------    -----------   -------------
Robert M. Howe..............................         --             --       $        --    $        --
Eric Greenberg..............................         --             --                --             --
Stephen A. Mucchetti........................    250,000        250,000        22,471,875     22,471,875
William H. Kurtz............................    250,000             --        22,590,626             --

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of Scient's Board of Directors (the "Committee") is responsible for establishing the level of base salary payable and for approving the individual incentive program to be in effect for the Chief Executive Officer. In addition, the Committee is responsible for the design and administration of Scient's 1997 Stock Plan, 1999 Equity Incentive Plan, 2000 Stock Plan, and 1999 Employee Stock Purchase Plan.

     The Chief Executive Officer has the authority to establish the level of base salary payable and for approving the incentive programs to be in effect each fiscal year for all other colleagues of Scient, including all members of senior management, subject to the approval of the Committee.

     The compensation philosophy of Scient is the same for all levels of colleagues. To determine senior management compensation levels, Scient works with an independent compensation consulting firm which provides executive compensation data drawn from the proxy statements of companies doing similar work and with an emphasis on companies in the eBusiness industry. A significant number of these companies are listed in the Chase H&Q Technology Index, which is included in the Stock Performance Graph for this proxy statement. In addition, data from nationally recognized compensation surveys was used.

     GENERAL COMPENSATION POLICY. Scient's fundamental pay philosophy is to offer Scient's senior management competitive compensation opportunities based upon overall Scient performance, and personal performance. All colleagues, including senior management, are measured on contributions to clients, colleagues and Scient. It is Scient's objective to have a substantial portion of each manager's compensation contingent upon Scient's performance, as well as upon his or her own level of performance. Accordingly, each senior manager's compensation package consists of (i) base salary, (ii) cash incentive awards, and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, Scient selected the Nasdaq Stock Market -- U.S. Index and the Chase H&Q Technology Index. The companies included in Scient's surveys are not necessarily those included in the Indices, because the latter were determined not to be competitive with Scient for the management talent or because compensation information was not available to Scient.

     BASE SALARY. The base salary for each senior manager is set on the basis of personal performance and the salary level in effect for comparable position at companies that compete with Scient for management talent on the basis of surveys conducted by Scient. In general, Scient seeks to set base salaries at the 50th percentile of its identified market.

     ANNUAL CASH INCENTIVES. Each senior manager has an established bonus target each fiscal year. The actual payment of incentive awards for senior management is determined on the basis of Scient's achievement of the performance targets established at the start of the fiscal year and based on personal performance. Specifically, goals are established at the beginning of the fiscal year using an agreed-upon business plan that reflects Scient revenue, profit, client, colleague satisfaction and the manager's individual objectives. Each fiscal year, the annual incentive plan is reevaluated with a new achievement threshold and new goals. Actual incentive awards paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives. Actual bonuses are listed in the Summary Compensation Table for the Named Executive Officers.

     LONG-TERM INCENTIVE COMPENSATION. During fiscal year 2000, the Committee made no option grants to the Named Executive Officers since significant option grants were made in the prior fiscal years. Generally, a significant grant is made in the year that a colleague commences employment. Smaller grants may be made in subsequent years or no options granted. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership, based upon the individual's position with Scient, the individual's potential for future responsibility, and the individual's performance in the recent period. The total number of option shares granted to each individual is considered as well. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The annual base salary for Mr. Howe, Scient's Chairman and Chief Executive Officer, was established by the Committee on February 9, 1998. The Committee's decision was made primarily on the basis of Mr. Howe's extensive background and experience. The Committee has not adjusted his base salary since he started with Scient and elected to place the emphasis on equity incentives.

     The remaining components of the Chief Executive Officer's fiscal 2000 incentive compensation were entirely dependent upon Scient's performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for fiscal 2000 was determined under the same plan as the bonuses of other eligible senior managers and colleagues. Actual payments are reflected in the summary compensation table. No option grants were made to the Chief Executive Officer during fiscal 2000.

     TAX LIMITATION. As a result of Federal tax legislation enacted in 1993, a publicly-held company such as Scient is not allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation is in effect for all fiscal years of Scient ending after Scient's initial public offering. The stockholders approved Scient's stock plans available to executive officers, which include a provision that limits the maximum number of options that any one participant may be granted per calendar year. Accordingly, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price equal to the fair market value of the option shares on the grant date generally will qualify as performance-based compensation that will not be subject to the $1 million limitation.

     Since it is not expected that the cash compensation to be paid to Scient's executive officers for the 2001 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to Scient's executive officers to the $1 million cap.

                                          Compensation Committee

                                          Frederick W. Gluck
                                          Douglas Leone

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of Scient's Board was formed in February 1998 and is currently comprised of Messrs. Gluck and Leone. None of these individuals was at any time during fiscal 2000, or at any other time, an officer or employee of Scient. No member of the Compensation Committee of Scient serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Scient's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on Scient's Common Stock between May 14, 1999 (the date Scient's Common Stock commenced public trading) and March 31, 2000 with the cumulative total return of
(i) the CRSP Total Return Index for the Nasdaq Stock Market (US Companies) (the "Nasdaq Stock Market -- U.S. Index") and (ii) the Chase H&Q Technology Index, over the same period. This graph assumes the investment of $100.00 on May 14, 1999 in Scient's Common Stock, the Nasdaq Stock Market -- U.S. Index and the Chase H&Q Technology Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. Scient cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Scient's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but Scient is not responsible for any errors or omissions in such information.

                COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
        AMONG SCIENT CORPORATION, THE NASDAQ STOCK MARKET -- U.S. INDEX
                       AND THE CHASE H&Q TECHNOLOGY INDEX

                             [PERFORMANCE GRAPH]

                                                              5/14/99    5/99     6/99     7/99     8/99     9/99
                                                              -------   -------  -------  -------  -------  -------
Scient Corporation..........................................  $100.00   $250.00  $237.81  $250.00  $315.63  $320.00
Nasdaq Stock Market -- U.S. Index...........................  $100.00   $97.96   $106.79  $104.83  $109.24  $109.35
Chase H&Q Technology Index..................................  $100.00   $98.53   $110.93  $109.41  $114.74  $117.34

                                                               10/99     11/99    12/99    1/00      2/00    3/00
                                                              -------   -------  -------  -------  -------  -------
Scient Corporation..........................................  $619.38   $725.00  $864.38  $756.25  $707.50  $906.88
Nasdaq Stock Market -- U.S. Index...........................  $118.11   $132.43  $161.54  $155.59  $185.35  $181.54
Chase H&Q Technology Index..................................  $129.65   $151.55  $192.07  $183.76  $234.88  $216.67

* $100 INVESTED ON 5/14/99 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                                                              5/14/99   3/31/00
                                                              -------   -------
Scient Corporation..........................................  $100.00   $906.88
Nasdaq Stock Market -- U.S. Index...........................  $100.00   $181.54
Chase H&Q Technology Index..................................  $100.00   $216.67

     Scient effected its initial public offering of Common Stock on May 14, 1999 at a price of $10 per share (as adjusted to reflect our December 1999 two-for-one forward stock split).

     Notwithstanding anything to the contrary set forth in any of Scient's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by Scient under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Scient under those statutes.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Scient is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Scient's independent public accountants for the fiscal year ending March 31, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Scient's and its stockholders' best interests.

     PricewaterhouseCoopers LLP has audited Scient's financial statements since Scient's inception in 1997. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS SCIENT'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since April 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Scient or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of Scient or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described where required in Employment Agreements and Change in Control Arrangements and (ii) the transactions described below.

     Scient's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Scient's bylaws provide that Scient shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Scient has also entered into indemnification agreements with its officers and directors containing provisions that may require Scient, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     In May 1999, entities affiliated with Sequoia Capital acquired 380,000 shares of our common stock for $10.00 per share in connection with our initial public offering.

     In connection with the recruiting of our Vice President, Sales, we engaged the services of Ramsey/Beirne Associates, an executive search firm. Mr. Beirne, one of our directors, is the chairman of Ramsey/Beirne and owns more than 5% of the stock of Ramsey/Beirne. As payment for services, we paid Ramsey/Beirne $50,000 and issued an immediately exercisable warrant to purchase 15,750 shares of common stock, with an exercise price of $.38 per share. We received $5,906 when Ramsey/Beirne exercised the warrant in May 1999.

     Three of our directors have interests in some of our clients. Mr. Beirne is a managing member of the general partner of funds affiliated with Benchmark Capital. Mr. Leone is a managing member of the general partner of funds affiliated with Sequoia Capital. Mr. Greenberg is co-CEO of Twelve Entrepreneuring. During the fiscal year ended March 31, 2000, we performed services for (i) five (5) companies in which Benchmark Capital held an equity interest exceeding ten percent of the total outstanding equity and/or the right to designate a member of the board of directors, and recognized approximately $5.6 million of revenue from such clients, (ii) three (3) companies in which Sequoia Capital held an equity interest exceeding ten percent of the total outstanding equity and/or the right to designate a member of the board of directors, and recognized approximately $9.0 million of revenue from such clients, and (iii) one (1) company in which Twelve held an equity interest exceeding ten percent of the total outstanding equity and/or the right to designate a member of the board of directors, and recognized approximately $634,000 of revenue from such client.

     We believe that we made all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. Where board of director approval is necessary, a majority of the disinterested outside directors on our board of directors will approve all future transactions, including loans between us and our officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of Scient and persons who hold more than 10% of Scient's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Scient's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that Scient received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, Scient believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Dr. Ohmae did not timely file a Form 3.

                                   FORM 10-K

     SCIENT WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SCIENT'S FORM 10-K REPORT FOR FISCAL YEAR ENDED MARCH 31, 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SCIENT CORPORATION, ONE FRONT STREET, 28TH FLOOR, SAN FRANCISCO, CA 94111, ATTN:
GENERAL COUNSEL.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2001 Annual Meeting must be received by Scient at its offices at One Front Street, 28th Floor, San Francisco, CA 94111, Attn: Secretary, not later than March 30, 2001 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Scient's proxy statement for that meeting.

     Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2001 Annual Meeting of stockholders does not notify Scient of such proposal on or prior to June 12, 2001, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2001 Proxy Statement. Scient currently believes that the 2001 Annual Meeting of stockholders will be held during the third week of August 2001.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ BETH A. FRENSILLI
                                          Beth A. Frensilli
                                          Secretary

San Francisco, California
July 28, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

     SPECIAL ACCOMODATIONS AT THE MEETING FOR INDIVIDUALS WITH DISABILITIES MAY BE ARRANGED UPON REQUEST BY CALLING (415) 591-4819.

PROXY                          SCIENT CORPORATION                          PROXY
             ONE FRONT STREET, 28TH FLOOR, SAN FRANCISCO, CA 94111

                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF SCIENT CORPORATION

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 18, 2000

    The undersigned holder of Common Stock, par value $.0001, of Scient Corporation ("Scient") hereby appoints Stephen A. Mucchetti and Beth A. Frensilli, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of Scient that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, August 18, 2000 at 10 a.m., Pacific Time, at the Palace Hotel, 639 Market St., San Francisco and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Scient either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (Continued and to be Signed on Reverse Side)

                                  (Reverse)

1. To elect Mr. Gluck, Dr. Ohmae and Mr. Mucchetti to the Board of Directors for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. To ratify the appointment of PricewaterhouseCoopers LLP as Scient's independent public accountants for the fiscal year ending March 31, 2001.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                                Signature:

                                                --------------------------------
                                                  Signature (if held jointly):

                                                Date: , 2000

                                                Please date and sign exactly as
                                                your name(s) is (are) shown on
                                                the share certificate(s) to
                                                which the Proxy applies. When
                                                shares are held as joint-
                                                tenants, both should sign. When
                                                signing as an executor,
                                                administrator, trustee,
                                                guardian, attorney-in fact or
                                                other fiduciary, please give
                                                full title as such. When signing
                                                as a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer.
                                                When signing as a partnership,
                                                please sign in partnership name
                                                by an authorized person.